Exhibit 99.1

SUBSTITUTE Form W-9 Department of the Treasury, Internal Revenue Service	Part 1 Taxpayer Identification Number — Please provide your TIN in the box at the right and certify by signing and dating below. If awaiting TIN, write “Applied For.”
Social Security Number OR

Employer Identification Number

Payer’s Request for Taxpayer Identification Number (“TIN”) and Certification	Part 2 Payee’s Exempt from Backup Withholding – Check the box if you are exempt from backup withholding. ☐

Name (please print)

Part 3 Certification – Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. person (including a U.S. resident alien).

Street Address

City, State and Zip Code	Certification Instructions. You must cross out item 2 above if you have been notified by IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross item 2.

	Signature:	Date: , 2005

NOTE: FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU WITH RESPECT TO THE NEW NOTES. IN ADDITION, FAILURE TO PROVIDE SUCH INFORMATION MAY RESULT IN A PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE “APPLIED FOR” INSTEAD OF A TIN IN THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me will be withheld until I provide a number.

Signature:                                                                     Date:                                                , 2005

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER (TIN) ON SUBSTITUTE FORM W-9

Guidelines For Determining The Proper Name And Identification Number to Give The Payer. Social security numbers (SSNs) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers (EINs) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the name and number to give the requestor. All “section” references are to the Internal Revenue Code of 1986, as amended.

For this type of account:	Give name and SSN of:	For this type of account:	Give name and EIN of:

1. Individual	The individual	6. A valid trust, estate or pension trust	The legal entity (4)

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)	7. Corporation or LLC electing corporate status on Form 8832.	The corporation

3. Custodian account of a minor (Uniform Gifts to Minors Act)	The minor (2)	8. Association, club, religious, charitable, educational or other tax-exempt organization.	The organization.

4. a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee (1)	9. Partnership or multi-member LLC	The partnership

b. So-called trust account that is not a legal or valid trust under State law	The actual owner (1)	10. A broker or registered nominee	The broker or nominee

5. Sole proprietorship or single-owner LLC	The owner (3)	11. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district or prison) that receives agricultural program payments.	The public entity.

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s SSN.

(3)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your SSN or your EIN (if you have one).

(4)	List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note:	If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

How To Get A TIN

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form on-line at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can get Forms W-7 and SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS Web Site at www.irs.gov.

Payees Exempt From Backup Withholding

The following is a list of payees specifically exempted from backup withholding:

(1)	An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

(2)	The United States or of any of its agencies or instrumentalities.

(3)	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

(4)	A foreign government or any of its political subdivisions, agencies or instrumentalities.

(5)	An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

(6)	A corporation.

(7)	A foreign central bank of issue.

(8)	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

(9)	A futures commission merchant registered with the Commodity Futures Trading Commission.

(10)	A real estate investment trust.

(11)	An entity registered at all times during the tax year under the Investment Company Act of 1940.

(12)	A common trust fund operated by a bank under section 584(a).

(13)	A financial institution.

(14)	A middleman known in the investment community as a nominee or custodian.

(15) A trust exempt from tax under section 664 or described in section 4947.

Exempt payees described at left should file Substitute Form W-9 to avoid possible erroneous backup withholding. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. If you are a nonresident alien or a foreign entity not subject to backup withholding, give the payer a completed Form W-8, Certificate of Foreign Status.

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information with the IRS to report interest, dividends and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA or Archer MSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return. The IRS may also provide this information to the Department of Justice for criminal and civil litigation and to cities, states and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28 percent of taxable interest, dividend and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

Penalties

(1)	Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)	Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.

(3)	Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4)	Misuse of TINs. If the requester discloses or uses TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

4